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              IDS LIFE INSURANCE COMPANY OF NEW YORK
                         POWER OF ATTORNEY


City of Albany

State of New York

     Each of the undersigned, as officers and/or directors of IDS Life Insurance Company of New York on behalf of the below listed registrants previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                           1933 Act     1940 Act
                                           Reg. Number  Reg. Number
IDS Life of New York 4, 5, 6, 9, 10, 11, 12, 13 and 14
  IDS Life of New York Employee Benefit
  Annuity                                  33-52567     811-3500
IDS Life of New York 4, 5, 6, 9, 10,
11, 12, 13 and 14
  IDS Life of New York Flexible Annuity    33-4174      811-3500
IDS Life of New York 4, 5, 6, 9, 10, 11, 12, 13 and 14
  IDS Life of New York Variable
  Retirement and Combination Retirement
  Annuity                                  2-78194      811-3500
IDS Life of New York Flexible Portfolio
Annuity Account
  IDS Life of New York Flexible Portfolio
  Annuity
IDS Life of New York Account 8
  Flexible Premium Variable Life
  Insurance Policy                         33-15290     811-5213
IDS Life of New York Account SBS
  Symphony Annuity                         33-45776     811-6560
IDS Life of New York Account 7
  Single Premium Variable Life
  Insurance Policy                         33-10334     811-4913


hereby constitutes and appoints William A. Stoltzmann, Mary Ellyn Minenko, Eileen J. Newhouse, Sherilyn K. Beck, Colin Lancaster and Timothy S. Meehan or any one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports, registration statements (with all exhibits and other documents required or desirable in connection therewith) other documents, and amendments thereto and to file such filings, applications, periodic reports, registration statements other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary states, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary in connection therewith.



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     Dated the 26th day of March, 1997.


/s/ John C. Boeder                      /s/ Thomas V. Nicolosi
    John C. Boeder                          Thomas V. Nicolosi
    Director                                Director


/s/ Roger C. Corea                      /s/ Stephen P. Norman
    Roger C. Corea                          Stephen P. Norman
    Director                                Director


/s/ Charles A. Cuccinello               /s/ Carl N. Platou
    Charles A. Cuccinello                   Carl N. Platou
    Director                                Director


/s/ Darlene S. Farron                   /s/ Gordon H. Ritz
    Darlene S. Farron                       Gordon H. Ritz
    Treasurer                               Director


/s/ Robert A. Hatton                    /s/ Richard M. Starr
    Robert A. Hatton                        Richard M. Starr
    Director, Vice President                Director
    and Chief Operating Officer


/s/ Richard W. Kling                    /s/ Michael R. Woodward
    Richard W. Kling                        Michael R. Woodward
    Director, Chairman of the               Director
    Board and President


/s/ Edward Landes
    Edward Landes
    Director